UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2018

Multi-Color Corporation

(Exact name of Registrant as specified in its Charter)

Ohio	0-16148	31-1125853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

4053 Clough Woods Dr., Batavia, Ohio	45103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 381-1480

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 1, 2018, Multi-Color Corporation’s (“Multi-Color”) subsidiary Multi-Color Germany Holding GmbH (the “Company”) entered into a Service Agreement (the “Service Agreement”) with Dr. Oliver Apel, age 46, whereby he will serve as managing director of the Company and as “Chief Operating Officer – Food and Beverage” of Multi-Color. Dr. Apel previously served as “Finance Director – Labels” of Constantia Flexibles Germany GmbH for the past three years and prior to that, as “Finance Director – Labels” of Constantia Labels GmbH for five years.

The terms of Dr. Apel’s Service Agreement include the following:

•	An annual base salary of €325,000;

•	Eligibility to participate in Multi-Color’s annual management incentive compensation program, with a bonus target of 50% of annual base salary and a bonus range between 25% and 75% of annual base salary;

•	Effective April 1, 2018, Multi-Color shall grant Dr. Apel such number of restricted share units of Multi-Color’s stock having a total value equal to $285,000 and such number of common stock (restricted shares) of Multi-Color having a total value equal to $95,000, and such future restricted stock or restricted stock unit grants as may be determined by the Board or its committees from time to time;

•	An allowance, up to the statutory employer maximum, for participation in a private health care policy; and

•	A monthly automobile allowance.

The Service Agreement continues until terminated in accordance with its terms and may be terminated, at any time, for any reason, by the Company or Dr. Apel, upon six months’ notice. If the employment is terminated by the Company for any reason other than for Cause, as a result of the death, disability or retirement of Dr. Apel, or by Dr. Apel for Good Reason:

•	The Company will pay Dr. Apel’s annual base salary through the date of termination;

•	The Company will pay Dr. Apel any previously deferred compensation and any other non-qualified benefit plan balances in accordance with the terms of deferral or the other non-qualified plan;

•	Except as prohibited in the applicable option/incentive plans, all outstanding stock option and restricted stock awards held by Dr. Apel will become immediately exercisable and/or vested, each non-qualified stock option shall remain exercisable through the latest date upon which it could have expired by its original terms, and each incentive stock option shall remain exercisable for 90 days; and

•	The Company will pay Dr. Apel, as consideration for certain restrictive covenants, an amount equal to 50% of his total compensation at the time of his termination for a period of eighteen (18) months following such termination.

The foregoing description of the Service Agreement does not purport to be complete and is qualified in its entirety by reference to such Service Agreement, which shall be filed as an exhibit to Multi-Color’s next periodic report and is incorporated into this Item 5.02 by reference. Capitalized terms not defined above have the meaning ascribed to them in the Service Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

Date: January 5, 2018	/s/ Sharon E. Birkett
Sharon E. Birkett
Vice President, Chief Financial Officer and Secretary